                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 28, 2001


                      CHARTER COMMUNICATIONS HOLDINGS, LLC
               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
               ---------------------------------------------------
           (Exact name of registrants as specified in their charters)


                                    Delaware
                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


               333-77499                               43-1843179
              333-77499-01                             43-1843177
              ------------                             ----------
         (Commission File Number)       (Federal Employer Identification Number)


         12405 Powerscourt Drive
           St. Louis, Missouri                             63131
           -------------------                             -----
(Address of Principal Executive Offices)                 (Zip Code)


                                 (314) 965-0555
                                 --------------
              (Registrants' telephone number, including area code)
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ITEM 5. OTHER EVENTS.

         During 2001, Charter Communications Holdings, LLC (the Company) continued to roll out its advanced services aggressively, focusing on its digital cable and cable modem businesses. The Company expects 2001 revenue growth of 12.5% to 13.5% and operating cash flow growth after corporate overhead expense of 10% to 11% compared with 2000. Charter Communications Holdings, LLC expects basic analog customer growth of approximately 1% in 2001 over the previous year. The Company anticipates that the number of its digital customers will increase dramatically, from 1.07 million customers at December 31, 2000 to approximately 2.15 million customers by the end of 2001. The number of data customers added in the third quarter of 2001 was the largest number added in a single quarter in the Company's history. Charter Communications Holdings, LLC anticipates that the number of its data customers will increase from 252,400 data customers at December 31, 2000 to approximately 630,000 data customers by the end of 2001. In addition, it expects video-on-demand to be available to approximately 2.0 million homes passed and approximately 500,000 digital customers by the end of 2001. The Company's guidance does not include expected transitional operational expenses of approximately $15 to $20 million, substantially all of which will be incurred during 2001, related to the restructuring of its high-speed data network for approximately 25% of its data customers due to the bankruptcy of Excite@Home Corporation. Voice-over Internet protocol telephony initiatives will continue to be tested and developed. Furthermore, the Company will continue its focus on interactive TV following its recent launch in Glendale, California by commencing additional launches in several markets in 2002. The Company's advanced technology team is working on digital video recorder (DVR) capability in advanced digital set-top terminals and wireless home networking. Set-top terminals with built-in DVR functionality should be available to the Company's digital customers in 2002. Further guidance for 2002 will be provided in the Company's fourth quarter earnings release and conference call in February 2002.

         Charter Communications Holdings, LLC expects operating expenses to increase by 18% to 19% in 2001 over the previous year, driven primarily by increased digital and data sales, as well as higher programming and general and administrative costs. The Company expects programming costs to increase approximately 25% in 2001 over 2000 costs. The year over year increase on a per channel basis is expected to be approximately 12% to 13%. Sports programming is the largest portion of the expected increase. The remainder of the increase is due to digital and basic customer growth, new channel launches and higher costs for premium programming. The primary drivers for increased general and administrative costs in 2001 are higher property taxes of approximately $22 million, resulting from the network upgrades and approximately $11 million of expenses associated with new customer contact centers.

         Charter Communications Holdings, LLC will continue its system rebuilds and upgrades so that its customers have access to advanced service technology. The Company expects to spend approximately $2.4 billion during 2002 for upgrades, rebuilds, and normal recurring capital expenditures.

         Achieving the anticipated growth and increases specified above is subject to many factors, some of which are outside the control of the Company.

         On January 3, 2002, the Company's subsidiaries Charter Communications Operating LLC and CC VIII Operating, LLC (Bresnan) amended their credit facilities to provide, among other things, for the deferral of the repayment of the principal and the delay in the reduction of certain facilities and in consideration increased the interest rates related to such facilities and paid a consent fee to those lenders that consented to the amendments. The amounts available for borrowing under the Charter Operating and the CC VIII (Bresnan) facilities were increased by $200 million and $100 million, respectively, at the time of the amendments.

         As of September 30, 2001, Charter Communications Holdings, LLC had approximately $14.3 billion of outstanding long-term debt, including approximately $6.1 billion indebtedness under its subsidiaries' credit facilities and approximately $8.2 billion of indebtedness related to bond issuances of its subsidiaries. As of September 30, 2001, the Company had unused availability of $2.9 billion under the credit facilities of its subsidiaries. As of December 31, 2001, Charter Communications Holdings, LLC had approximately $15.0
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billion of outstanding long-term debt, including approximately $6.7 billion of indebtedness under its subsidiaries' credit facilities and $8.3 billion of debt related to bond issuances of its subsidiaries. As of December 31, 2001, the Company had unused availability of $2.3 billion under the credit facilities of its subsidiaries. After giving effect to the amendments of the Charter Operating and CC VIII (Bresnan) credit facilities on January 3, 2002, Charter Communications Holdings, LLC would have had $2.6 billion of unused availability under the credit facilities of its subsidiaries as of December 31, 2001.

         On September 28, 2001, Excite@Home Corporation, the provider of high-speed Internet access service to approximately 145,000, or 25%, of the Company's data customers, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Charter Communications Holdings, LLC has successfully transitioned over 90% of its customers served by Excite@Home to its Charter Pipeline(TM) service. The Company expects to transition its remaining customers served by Excite@Home to Charter Pipeline as soon as telephone circuits are available, which it anticipates will be in February 2002. The Company expects to incur approximately $15 to $20 million of non-recurring operational expenses, substantially all of which will be incurred during 2001, in connection with this transition, including a one-time contract payment of $1 million to Excite@Home for the provision of services through February 2002 to those customers that have not yet been transitioned to Charter Pipeline.

         Charter Communications Holdings, LLC anticipates that the asset acquisition from High Speed Access Corp. will close during the first quarter of 2002.

         In December 2001, John H. Tory was elected to the board of directors of Charter Communications, Inc. and Howard L. Wood resigned from the board of directors.

         Effective as of January 4, 2002, the Company restructured from two to three operating divisions. The existing Eastern Division, serving approximately three million customers, will now be subdivided into four rather than six operating regions. David L. McCall will continue to head the Eastern Division. The former Western Division, previously serving approximately four million customers, will be divided into two divisions - the Western Division and Central Division. The Western Division, consisting of the North Central, Northwest, and Western regions, will now serve approximately two million customers and will be headed by J. Christian Fenger, promoted to Senior Vice President in charge of the Western Division. The Central Division, consisting of the Central, Michigan and National regions, will serve approximately two million customers and will be headed by William J. Schreffler, promoted to Senior Vice President in charge of the Central Division. James H. Smith, III, Senior Vice President in charge of the former Western Division, has announced his resignation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

         This report on Form 8-K includes forward-looking statements regarding, among other things, the Company's plans, strategies and prospects, both business and financial. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this Form 8-K may be identified by the use of forward-looking words such as "believes," "expects," "anticipates," "should," "planned," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this Form 8-K are set forth in other reports or documents that the Company files from time to time with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or a person acting on the Company's behalf are expressly qualified in their entirety by these cautionary statements.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CHARTER COMMUNICATIONS HOLDINGS, LLC,
                                     a Registrant

                                    By: /s/ KENT D. KALKWARF
                                        --------------------
                                    Name:  Kent D. Kalkwarf
                                    Title: Executive Vice President and Chief
                                    Financial Officer (Principal Financial
                                    Officer and Principal Accounting Officer)


Dated: January 7, 2002
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings Capital Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHARTER COMMUNICATIONS HOLDINGS CAPITAL
                                    CORPORATION,
                                    a Registrant

                                    By: /s/ KENT D. KALKWARF
                                        --------------------
                                    Name:  Kent D. Kalkwarf
                                    Title: Executive Vice President and Chief
                                    Financial Officer (Principal Financial
                                    Officer and Principal Accounting Officer)


Dated: January 7, 2002